                               DISTRIBUTION PLAN

         This Distribution Plan (the "Plan"), is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), by BJB Investment Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in respect of its BJB Global Income Fund (the "Fund") subject to the following terms and conditions:

         Section 1.  Distribution Agreements; Annual Fee.

         (a) Distribution Agreements. Any officer of the Trust is authorized to execute and deliver, in the name and on behalf of the Trust and the Fund, written agreements duly approved by the Board of Trustees of the Trust (the "Distribution Agreements") with institutional shareholders of record (the "Service Organization") of shares of beneficial interest in the Fund, par value $.001 per share (the "Shares"). Pursuant to the Distribution Agreements, the Service Organizations will be paid an annual fee for providing services primarily intended to result in the sale of Shares as well as certain shareholder servicing, administrative and accounting services to their customers or clients who beneficially own Shares ("Customers").

         (b) Distribution and Servicing Fees for Class A Shares. The Fund may expend an aggregate amount on an annual basis not to exceed .25% of the value of the Fund's average daily net assets attributable to the Class A Shares for services provided under the Plan and under any Shareholder Services Plan adopted by the Trust on behalf of the Fund.

         (c) Distribution and Servicing Fees for Class B Shares. The Fund may expend an amount on an annual basis not to exceed .75% of the value of the Fund's average daily net assets attributable to the Class B Shares for services provided under the Plan. The Fund may expend an amount on an annual basis not to exceed .25% of the value of the Fund's average daily net assets attributable to the Class B Shares for services provided under any Shareholder Services Plan adopted by the Trust on behalf of the Fund. However, the maximum amount payable annually by the Fund under the Plan with respect to the Class B Shares is 1.00% of the value of the Fund's average daily net assets attributable to the Class B Shares.

         (d) Payment of Fees. The Distribution Fee will be calculated daily and paid monthly by the Fund with respect to the foregoing classes of the Fund's shares (each a "Class" and together the "Classes") at the annual rates indicated above.

         Section 2.  Services

         The annual fee paid to the Service Organizations under Section 1 of the Plan will compensate Service Organizations to cover certain expenses incurred by each Class primarily intended to result in the sale of Shares, including, but not limited to, (a) costs of payments made to employees that engage in the distribution of shares; (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of Shares, including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust's transfer agent; (c) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotion and television, radio, newspaper, magazine and other mass media advertising; (d) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective shareholders of the Fund; (e) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; and (f) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable.

         Section 3.  Approval of Shareholders.

         The Plan will not take effect, and no fee will be payable in accordance with Section 1 of the Plan, with respect to a Class until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of the Class. The Plan will be deemed to have been approved with respect to a Class so long as a majority of the outstanding voting securities of the Class votes for the approval of the Plan, notwithstanding that: (a) the Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) the Plan has not been approved by a majority of the outstanding voting securities of the Fund.

         Section 4.  Approval of Trustees.

         The Plan will not take effect and payments under any related agreement will not be made until the Plan and such agreement are approved by a majority of both (a) the full Board of Trustees of the Trust and (b) those Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

         Section 5.  Continuance of the Plan.

         The Plan will continue in effect with respect to each Class for so long as its continuance is specifically approved at least annually by the Trust's Board of Trustees in the manner described in Section 4 above.

         Section 6.  Termination.

         The Plan may be terminated at any time with respect to a Class (i) by the Fund without the payment of any penalty, by the vote of a majority of the outstanding voting securities of such Class or (ii) by a vote of the Qualified Trustees. The Plan may remain in effect with respect to a particular Class even if the Plan has been terminated in accordance with this Section 6 with respect to any other Class.

         Section 7.  Amendments.

         The Plan may be amended at any time by the Board of Trustees, provided that no material amendment to the Plan shall become effective unless approved by the Trust's Board of Trustees in the manner described in Section 4 above and that the Plan may not be amended to increase materially the amount that may be spent under the Plan without shareholder approval.

         Section 8.  Selection of Certain Trustees.

         While the Plan is in effect, the selection and nomination of the Trust's Trustees who are not interested persons of the Fund will be committed to the discretion of the Trustees then in office who are not interested persons of the Fund.

         Section 9.  Written Reports.

         In each year during which the Plan remains in effect, Bank Julius Baer & Co., Ltd., the Fund's sub-adviser and servicing agent, will prepare and furnish to the Trust's Board of Trustees and the Board will review, at least quarterly, written reports, which sets out the amounts expended under the Plan and the purposes for which those expenditures were made.

         Section 10.  Preservation of Materials.

         The Fund will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

         Section 11.  Meanings of Certain Terms.

         As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations thereunder, subject to any exemption that may be granted to the Fund under the 1940 Act by the Securities and Exchange Commission.

         Section 12.  Limitation of Liability.

         It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Plan has been authorized by the Trustees and by shareholders of the Fund holding at least a majority of the outstanding voting securities and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any or them personally, but shall bind only the trust property of the Fund as provided in the Master Trust Agreement.

Dated:  October 4, 1993

                               DISTRIBUTION PLAN

         This Distribution Plan (the "Plan"), is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), by BJB Investment Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in respect of its BJB International Equity Fund (the "Fund") subject to the following terms and conditions:

         Section 1.  Distribution Agreements; Annual Fee.

         (a) Distribution Agreements. Any officer of the Trust is authorized to execute and deliver, in the name and on behalf of the Trust and the Fund, written agreements duly approved by the Board of Trustees of the Trust (the "Distribution Agreements") with institutional shareholders of record (the "Service Organization") of shares of beneficial interest in the Fund, par value $.001 per share (the "Shares"). Pursuant to the Distribution Agreements, the Service Organizations will be paid an annual fee for providing services primarily intended to result in the sale of Shares as well as certain shareholder servicing, administrative and accounting services to their customers or clients who beneficially own Shares ("Customers").

         (b) Distribution and Servicing Fees for Class A Shares. The Fund may expend an aggregate amount on an annual basis not to exceed .25% of the value of the Fund's average daily net assets attributable to the Class A Shares for services provided under the Plan and under any Shareholder Services Plan adopted by the Trust on behalf of the Fund.

         (c) Distribution and Servicing Fees for Class B Shares. The Fund may expend an amount on an annual basis not to exceed .75% of the value of the Fund's average daily net assets attributable to the Class B Shares for services provided under the Plan. The Fund may expend an amount on an annual basis not to exceed .25% of the value of the Fund's average daily net assets attributable to the Class B Shares for services provided under any Shareholder Services Plan adopted by the Trust on behalf of the Fund. However, the maximum amount payable annually by the Fund under the Plan with respect to the Class B Shares is 1.00% of the value of the Fund's average daily net assets attributable to the Class B Shares.

         (d) Payment of Fees. The Distribution Fee will be calculated daily and paid monthly by the Fund with respect to the foregoing classes of the Fund's shares (each a "Class" and together the "Classes") at the annual rates indicated above.

         Section 2.  Services

         The annual fee paid to the Service Organizations under Section 1 of the Plan will compensate Service Organizations to cover certain expenses incurred by each Class primarily intended to result in the sale of Shares, including, but not limited to, (a) costs of payments made to employees that engage in the distribution of shares; (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of Shares, including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust's transfer agent; (c) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotion and television, radio, newspaper, magazine and other mass media advertising; (d) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective shareholders of the Fund; (e) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; and (f) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable.

         Section 3.  Approval of Shareholders.

         The Plan will not take effect, and no fee will be payable in accordance with Section 1 of the Plan, with respect to a Class until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of the Class. The Plan will be deemed to have been approved with respect to a Class so long as a majority of the outstanding voting securities of the Class votes for the approval of the Plan, notwithstanding that: (a) the Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) the Plan has not been approved by a majority of the outstanding voting securities of the Fund.

         Section 4.  Approval of Trustees.

         The Plan will not take effect and payments under any related agreement will not be made until the Plan and such agreement are approved by a majority of both (a) the full Board of Trustees of the Trust and (b) those Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

         Section 5.  Continuance of the Plan.

         The Plan will continue in effect with respect to each Class for so long as its continuance is specifically approved at least annually by the Trust's Board of Trustees in the manner described in Section 4 above.

         Section 6.  Termination.

         The Plan may be terminated at any time with respect to a Class (i) by the Fund without the payment of any penalty, by the vote of a majority of the outstanding voting securities of such Class or (ii) by a vote of the Qualified Trustees. The Plan may remain in effect with respect to a particular Class even if the Plan has been terminated in accordance with this Section 6 with respect to any other Class.

         Section 7.  Amendments.

         The Plan may be amended at any time by the Board of Trustees, provided that no material amendment to the Plan shall become effective unless approved by the Trust's Board of Trustees in the manner described in Section 4 above and that the Plan may not be amended to increase materially the amount that may be spent under the Plan without shareholder approval.

         Section 8.  Selection of Certain Trustees.

         While the Plan is in effect, the selection and nomination of the Trust's Trustees who are not interested persons of the Fund will be committed to the discretion of the Trustees then in office who are not interested persons of the Fund.

         Section 9.  Written Reports.

         In each year during which the Plan remains in effect, Bank Julius Baer & Co., Ltd., the Fund's sub-adviser and servicing agent, will prepare and furnish to the Trust's Board of Trustees and the Board will review, at least quarterly, written reports, which sets out the amounts expended under the Plan and the purposes for which those expenditures were made.

         Section 10.  Preservation of Materials.

         The Fund will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

         Section 11.  Meanings of Certain Terms.

         As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations thereunder, subject to any exemption that may be granted to the Fund under the 1940 Act by the Securities and Exchange Commission.

         Section 12.  Limitation of Liability.

         It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Plan has been authorized by the Trustees and by shareholders of the Fund holding at least a majority of the outstanding voting securities and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any or them personally, but shall bind only the trust property of the Fund as provided in the Master Trust Agreement.

Dated:  October 4, 1993